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                                                                     EXHIBIT 3.3
                                   RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             NETSOLVE, INCORPORATED


     NetSolve, Incorporated., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is NetSolve, Incorporated The date of filing its original Certificate of Incorporation with the Secretary of State of Delaware was September 19, 1985. The name of the corporation under which its original Certificate of Incorporation was filed with the Secretary of State of Delaware was Southwest Defense Systems, Inc.

     2. This Restated Certificate of Incorporation restates and integrates the Restated Certificate of Incorporation of this corporation as follows:

          The Designation of the Series A Preferred Stock is deleted in its
     entirety, there being   no shares of such series outstanding.

          The Designation of the Series B Preferred Stock is deleted in its
     entirety, there being   no such shares of such series outstanding.

     3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

          FIRST:  The name of the Corporation is NetSolve, Incorporated.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of the registered agent at the Corporation of such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or actions for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is thirty-two million five hundred thousand (32,500,000), of which twenty-five million (25,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) shall be Common Stock and of which seven million five hundred thousand (7,500,000) shares of the par value of Ten Cents ($.10) each, amounting in the aggregate to Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) shall be Preferred Stock.

          (b) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors
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may determine.  Authority is hereby expressly granted to the Board of
Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

          (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

          (b) The dividend rate or rates on the shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

          (c) Whether or not the shares of such series shall be redeemable, the price or prices, limitations or restrictions, and any other terms and conditions with respect to such redemptions;

          (d) The rights to which the holders of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

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          (g)  The voting powers, if any, of the shares of such series, and whether or not and under what conditions the shares of such series shall be entitled to vote separately as a single class for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters;

          (h) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

     (c) Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock without designation and may be redesignated by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution of the Board of Directors creating such series.

     FIFTH: The business and affairs of the Corporation shall be managed by the Board of Directors. The election of Directors need not be by written ballot.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

     SEVENTH:  (a)  The Corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as the same exists or may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto, and to the fullest extent otherwise permitted by applicable law.

     (b) To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law.

     (c) No repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall adversely affect the right or protection of a director or other person lawfully indemnified by the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

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     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates the provisions of the Corporation's Restated Certificate of Incorporation and having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Laws of the State of Delaware, has been executed this _________ day of ________________, 1998 by Craig S. Tysdal, its President, and attested by Kenneth C. Kieley, its Secretary.

                                    NETSOLVE, INCORPORATED



                                    By:
                                       -----------------------------------
                                           Craig S. Tysdal, President

ATTEST:


By:
   --------------------------------
     Kenneth C. Kieley, Secretary

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